Exhibit 99.1

Cision Acquires TrendKite, A Leading Provider of Media Monitoring and Measurement Services, Social Influencer Management and Engagement Tools;

Cision Divests Its E-Mail Marketing Assets;

Cision Pre-Releases Select Preliminary Unaudited Fourth Quarter and Full Year 2018 Results; Provides Initial Full Year 2019 Outlook;

- TrendKite extends Cision's leadership in communications measurement and attribution

- Divestiture of its e-mail marketing assets and acquisition of TrendKite increases Cision's organic revenue growth

CHICAGO, Jan. 23, 2019 /PRNewswire/ -- Cision Ltd. (NYSE: CISN), a leading global provider of software and services to public relations and marketing communications professionals, today reported that it has acquired TrendKite, completed the sale of its email marketing assets, provided select preliminary unaudited financial results for the fourth quarter and year ended December 31, 2018, and provided its initial full year 2019 outlook.

TrendKite Acquisition

Kevin Akeroyd, Cision's Chief Executive Officer, said the TrendKite acquisition represents an exciting opportunity to acquire a fast-growing SaaS business with highly complementary capabilities. "The addition of TrendKite's award-winning application platform, known for its innovation and dynamic user experience, gives our customers additional ways to demonstrate and measure the business impact of their earned media communications."

"TrendKite and Cision have a shared understanding of the communications industry's need to quantify the business value of earned media campaigns," said Erik Huddleston, former TrendKite CEO and new Cision President. "The combination of TrendKite's rich analytics platform and the Cision Communications Cloud platform will powerfully impact our joint customer base with the most robust, end-to-end Earned Media Management solution available."

Cision acquired TrendKite for a purchase price of $225 million. The transaction consideration consisted of approximately $94 million in cash and approximately 10.2 million shares of Cision, which will be issued subject to the receipt of approval from the New York Stock Exchange.

Divestiture of E-Mail Marketing Assets

On January 22, 2019 Cision sold its e-mail marketing assets to a strategic buyer. The sale of the assets resulted from a detailed review of Cision's long-term business strategy and desire to focus on our industry-leading communications cloud platform.

Cision divested the assets for approximately $49 million of cash consideration, with the potential for additional cash consideration based upon meeting certain business performance measures over the next 12 months.

Preliminary Unaudited Fourth Quarter 2018 Financial Results

	Prior Guidance	Preliminary Results
Revenue	$180 - $184	$186 - $187
Revenue, excluding the impact from Purchase Accounting	$180 - $184	$186 - $187
Net income (loss)	$1 - $5	($11) - ($6)
Net income (loss) per share	$0.01 – $0.04	($0.08) - ($0.05)
Adjusted EBITDA	$63 - $66	$67 - $68
Adjusted net income	$27 - $30	$30 - $31
Adjusted net income per diluted share	$0.21 - $0.23	$0.23 - $0.24
Pro forma fully-diluted weighted average shares outstanding	132.7	132.7

Full Year 2018 Preliminary Unaudited Financial Results

	Prior Guidance	Preliminary Results
Revenue	$724 - $728	$730 - $731
Revenue, excluding the impact from Purchase Accounting	$725 - $729	$731 - $732
Net loss	($12) - ($8)	($23) - ($19)
Net loss per share	($0.09) - ($0.06)	($0.18) - ($0.15)
Adjusted EBITDA	$250 - $253	$254 - $255
Adjusted net income	$106 - $109	$110 - $111
Adjusted net income per diluted share	$0.83 - $0.85	$0.85 - $0.86
Pro forma fully-diluted weighted average shares outstanding	128.8	128.8

"We are pleased to have delivered strong preliminary results for the fourth quarter," said Kevin Akeroyd. "We continue to focus our efforts on delivering best-in-class products and services to our customers, executing on our remaining synergies, and driving towards our long-term financial goals and objectives." Cision's pro forma organic revenue growth for the three months ended December 31, 2018 was approximately 1.6% after adjusting for non-core revenues and the impact of currency.

The preliminary unaudited financial results shown above for both the three months and year ended December 31, 2018 include the results of our e-mail marketing assets. As the acquisitions of Falcon.io and TrendKite were both completed in 2019, the unaudited financial results shown above do not include the results of either acquisition.

Cision has not yet finalized its financial statement close process for the quarter ended December 31, 2018, nor has it finalized its assessment of the impact of the adoption of Accounting Standards Codification Topic 606 ("ASC 606") on a modified retrospective basis, effective December 31, 2018.  As a result, the information in this statement is preliminary and based upon information available to Cision as of the date of the statement. In connection with the finalization process and the incorporation of ASC 606, Cision may identify items that will require adjustments to its preliminary financial results announced herein. Cision's financial results could be different, and those differences could be material.

Full Year 2019 Outlook
Our initial outlook for the full fiscal year ending December 31, 2019 appears below (all figures in millions, except per share amounts). These estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company's expectations as of the date of this release. Actual results may differ materially from these estimates as a result of various factors, and Cision refers you to the cautionary language regarding "Forward Looking Statements" included in this press release when considering this information.

Outlook
Revenue	$775 - $785
Revenue, excluding the impact from Purchase Accounting	$782 - $792
Net income (loss)	($5) - $2
Net income (loss) per share	($0.03) - $0.01
Adjusted EBITDA	$270 - $275
Adjusted net income	$122 - $125
Adjusted net income per diluted share	$0.82 - $0.84
Pro forma fully-diluted weighted average shares outstanding	149.8

The above outlook assumes the inclusion of results from our acquisitions of Falcon.io and TrendKite from the date of their respective acquisitions through December 31, 2019, and the inclusion of results from our e-mail marketing assets from January 1, 2019 through the date of its divestiture. The above outlook also assumes the following exchange rates with respect to the British Pound, the Euro and the Canadian Dollar for fiscal year 2019:

GBP to USD	1.27
EUR to USD	1.14
CAD to USD	0.75

Additionally, our outlook for 2019 excludes any future acquisitions, divestitures, or other unanticipated events. The revenue outlook for our full year 2019 outlook represents 4.5% - 5.0% pro forma organic growth after adjusting for non-core revenues and the impact of currency. See discussion of non-GAAP financial measures below in this release.

Conference Call and Webcast

A conference call and webcast with Cision leadership to discuss the acquisition of TrendKite, the divestiture of the e-mail marketing assets, select preliminary unaudited financial results for the fourth quarter and year ended December 31, 2018, and Cision's initial full year 2019 outlook. The call will be conducted Wednesday, January 23, 2019, at 5:00 p.m. Eastern time.

To hear the live event, visit the Cision investor website at http://investors.cision.com, or dial 1-877-443-4809 (participant dial in toll free) or 1-412-317-5235 (participant dial in International). To join the webcast, visit the Cision investor website at http://investors.cision.com and log on at least 15 minutes prior to the start of the webcast. A replay of the earnings webcast will be available approximately two hours after the conclusion of the live event on January 23rd. To access the webcast recording / conference replay, visit http://investors.cision.com or you can dial 1-877-344-7529 (US), 1-412-317-0088 (International), or 1-855-669-9658 (Canada). The replay access code for the pre-release earnings call is 10128260. The replay will be available through January 29th. The conference call will be simultaneously webcast on the Investor Relations section of our website: http://investors.cision.com.  Supplemental materials regarding the transactions will be posted to the Cision website at http://investors.cision.com approximately one hour in advance of the conference call and webcast.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance outlook for the fiscal year ending December 31, 2019, as well as information relating to the acquisition of TrendKite and our divestiture of certain e-mail marketing assets and our realization of the expected benefits therefrom. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "anticipate," "intend," "plan," "goal," "seek," "aim," "strive," "believe," "see," "project," "predict," "estimate," "expect," "continue," "strategy," "future," "likely," "may," "might," "should," "will," "would," "target," similar expressions, and variations or negatives of these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Accordingly, you should not place undue reliance on these statements, as actual results may vary materially. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q filed on November 8, 2018 and our annual report on Form 10-K filed on March 13, 2018, along with our other filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings at www.sec.gov or www.Cision.com.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to our financial statements based on US generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as Adjusted EBITDA, and Adjusted net income per share, are provided within the schedules attached to this release. We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews include Adjusted EBITDA, and Adjusted net income per share. Additionally, we believe that the presentation of non-GAAP measures provides information that is useful to investors as it indicates, for example, our ability to meet capital expenditures and working capital requirements and otherwise meet our obligations as they become due. Investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. This communication also includes certain forward-looking non-GAAP financial measures. We are unable to present without unreasonable efforts a reconciliation of forward-looking non-GAAP financial information to the corresponding GAAP financial information because management cannot reliably predict all of the necessary information. Forward-looking non-GAAP financial information is based on numerous assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond our control. Accordingly, investors are cautioned not to place undue reliance on this information. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to Cision, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Cision Ltd. and its Subsidiaries

Summary Fourth Quarter 2018 Preliminary Unaudited Financial Results and Prior Year

Summary Fourth Quarter 2017 Financial Results

(in millions, except for per share)

(Unaudited)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2018
Revenue	$169.0	$185.9 - $186.9	$631.6	$729.9 - $730.9
Revenue, excluding the impact from Purchase Accounting	$169.7	$185.9 - $186.9	$633.1	$731.4 - $732.4
Net loss	($34.5)	($10.5) - ($6.4)	($123.0)	($23.3) - ($19.2)
Net loss per share	($0.28)	($0.08) - ($0.05)	($1.63)	($0.18) - ($0.15)
Adjusted EBITDA (2)	$61.2	$67.0 - $68.0	$225.5	$254.1 - $255.1
Adjusted net income (3)	$22.9	$30.8 - $31.3	$58.6	$110.1 - $110.6
Adjusted net income per diluted share (4)	$0.19	$0.23 - $0.24	$0.57	$0.85 - $0.86
Pro forma fully-diluted weighted average shares outstanding	121.9	132.7	102.0	128.8

Cision Ltd. and its Subsidiaries

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in millions)

(Unaudited)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2018
Net loss	($34.5)	($10.5) - ($6.4)	($123.0)	($23.3) - ($19.2)
Depreciation and amortization	$36.1	$33.1 - $33.6	$139.5	$133.2 - $133.7
Interest expense and loss on extinguishment of debt	$20.2	$25.0 - $25.2	$168.3	$87.3 - $87.5
Provision for (benefit from) income taxes	$17.3	$2.4 - $6.4	($10.6)	$12.4 - $16.4
EBITDA (1)	$39.1	$54.1 - $54.7	$174.2	$213.7 - $214.3
Acquisition and offering related costs	$16.7	$12.5 - $12.7	$42.2	$45.1 - $45.3
Stock-based compensation	$1.2	$1.7 - $1.9	$4.1	$5.4 - $5.6
Deferred revenue reduction from purchase accounting	$0.7	$0.0 - $0.0	$1.5	$1.5 - $1.5
Gain on sale of business	$0.0	$0.0 - $0.0	($1.8)	$0.0 - $0.0
Sponsor fees and expenses	$0.0	$0.0 - $0.0	$0.3	$0.0 - $0.0
Unrealized translation (gain) loss	$3.5	($1.3) - ($1.3)	$5.0	($11.6) - ($11.6)
Adjusted EBITDA (2)	$61.2	$67.0 - $68.0	$225.5	$254.1 - $255.1

Cision Ltd. and its Subsidiaries

Reconciliation of Net Loss to Adjusted Net Income and Adjusted Net Income per Diluted Share

(in millions, except for per share)

(Unaudited)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2018
Net loss	($34.5)	($10.5) - ($6.4)	($123.0)	($23.3) - ($19.2)
Provision for (benefit from) income taxes	$17.3	$2.4 - $6.4	($10.6)	$12.4 - $16.4
Acquisition and offering related costs	$16.7	$12.5 - $12.7	$42.2	$45.1 - $45.3
Gain on sale of business	$0.0	$0.0 - $0.0	($1.8)	$0.0 - $0.0
Stock-based compensation expense	$1.2	$1.7 - $1.9	$4.1	$5.4 - $5.6
Deferred revenue reduction from purchase accounting	$0.7	$0.0 - $0.0	$1.5	$1.5 - $1.5
Amortization related to acquired intangible assets	$29.2	$25.8 - $26.1	$113.8	$103.9 - $104.2
Non-recurring interest and loss on extinguishment of debt	$0.0	$6.9 - $7.0	$55.9	$11.3 - $11.4
Sponsor fees and expenses	$0.0	$0.0 - $0.0	$0.3	$0.0 - $0.0
Unrealized translation (gain) loss	$3.5	($1.3) - ($1.3)	$5.0	($11.6) - ($11.6)
Adjusted Income before income taxes	$34.1	$41.6 - $42.3	$87.4	$148.8 - $149.5
Less: Income tax at a 26% rate for 2018, and a 33% rate for 2017	($11.2)	($11.0) - ($10.8)	($28.8)	($38.9) - ($38.7)
Adjusted net income (3)	$22.9	$30.8 - $31.3	$58.6	$110.1 - $110.6
Pro forma fully-diluted weighted average shares outstanding	121.9	132.7 - 132.7	102.0	128.8 - 128.8
Adjusted net income per diluted share (4)	$0.19	$0.23 - $0.24	$0.57	$0.85 - $0.86

(1)	Cision defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense and loss on extinguishment of debt, plus provision for (or minus benefit from) income taxes.

(2)	Cision defines Adjusted EBITDA as EBITDA, further adjusted for acquisition and offering related costs, stock-based compensation, deferred revenue reduction from purchase accounting, (gains) losses related to divested businesses or assets, sponsor fees and expenses, and unrealized translation losses (gains). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or are items that we consider to be less useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)	Cision defines Adjusted net income as net income (loss) plus provision for (or minus benefit from) income taxes, further adjusted for acquisition and offering related costs, (gains) losses related to divested businesses or assets, stock-based compensation, deferred revenue reduction from purchase accounting, amortization related to acquired intangibles, non-recurring interest and losses on extinguishment of debt, sponsor fees and expenses, and unrealized translation losses (gains), which together, sum to Adjusted net income (loss) before income taxes. Adjusted net income (loss) before income taxes is then taxed at an assumed long term corporate tax rate of 33% for 2017 and periods prior, and 26% for 2018 and beyond, pursuant to our preliminary analysis with respect to recent U.S. tax law changes, to determine Adjusted net income. The enactment of the Tax Cuts and Jobs Act in December 2017 resulted in a provisional net one-time tax of $11.9 million in the fourth quarter of 2017 based on a reasonable estimate of the income tax effects, primarily from a tax on accumulated foreign earnings, the remeasurement of deferred tax assets and liabilities and new limitations on the deductibility of interest. Our calculation of Adjusted net income excludes this provisional net one-time tax. We continue to finalize the analysis of the tax reform provisions in 2018. All of the items included in the reconciliation from net income to Adjusted net income are either non-cash items or are items that we consider to be less useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding the amortization related to acquired intangibles, users can compare operating performance without regard to highly variable amortization expenses related to our acquisitions. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(4)	Cision defines Adjusted net income per diluted share as Adjusted net income, as defined above, divided by the fully-diluted pro forma weighted average shares outstanding for the period. The fully-diluted pro forma weighted average shares outstanding for the respective period assume that the exchange of shares pursuant to our merger with Capitol Acquisition III had taken effect as of the beginning of such period. Additionally, for purposes of calculating the number of fully diluted shares outstanding, we have excluded the potential impact of dilution from outstanding warrants to purchase shares of our common stock prior to the dates of their conversion, and stock options and restricted units issued and outstanding pursuant to our 2017 Omnibus Incentive Plan. During the second quarter of fiscal 2018, we issued an aggregate of 6,342,989 ordinary shares (6,100,209 ordinary shares on May 18, 2018 and 242,780 ordinary shares on June 4, 2018), in exchange for all of our outstanding warrants, pursuant to the completion of our warrant exchange transactions. During the third quarter of 2018, we issued 2,000,000 ordinary shares for the earn-out achieved during the quarter. Commencing on these respective issuance dates, we included the issued shares in our fully-diluted pro forma weighted average share count.

About Cision

Cision Ltd. (NYSE: CISN) is a leading global provider of earned media software and services to public relations and marketing communications professionals. Cision's software allows users to identify key influencers, craft and distribute strategic content, and measure meaningful impact. Cision has over 4,000 employees with offices in 22 countries throughout the Americas, EMEA, and APAC. For more information about its award-winning products and services, including the Cision Communications Cloud®, visit www.cision.com and follow Cision on Twitter @Cision.

Investor Contact:
Jack Pearlstein
Chief Financial Officer
Jack.Pearlstein@Cision.com

Media Contact:
Nick Bell
Vice President, Marketing Communications and Content
nick.bell@cision.com